                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


              September 17, 1998 (Date of earliest event reported)

                            UGLY DUCKLING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                        000-20841                86-0721358
(State or Other Jurisdiction            (Commission             (IRS Employer
        of Incorporation)               File Number)          Identification No.)

          2525 East Camelback Road, Suite 1150, Phoenix, Arizona 85016
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (602)852-6600

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

         Effective September 17, 1998, Ugly Duckling Corporation (the
"Company") is offering to exchange up to $32,500,000 aggregate principal amount of its 12% Subordinated Debentures due 2003 (the "Debentures") for up to 5,000,000 shares of its Common Stock, par value $.001 per share ("Common Stock") on the basis of $6.50 principal amount of Debentures for each share of Common Stock (the "Exchange Offer") pursuant to an Offering Circular dated as of September 17, 1998 (the "Offering Circular").

         The Debentures will be unsecured obligations of the Company subordinated and subject in right of payment to all existing and future senior indebtedness of the Company. The Debentures will bear interest at 12% per annum from their date of issuance, payable semiannually on each April 15 and October 15, commencing April 15, 1999, until the Debentures are paid in full. The Company will be required to repay the principal amount of the Debentures on the fifth anniversary of their date of issuance. The Debentures will be redeemable, at the Company's option, in whole at any time or in part from time to time, at the principal amount to be redeemed plus accrued and unpaid interest thereon to the redemption date.

         The Exchange Offer is conditioned upon a minimum of 1,000,000 shares being tendered, subject to a maximum of 5,000,000 shares being accepted for exchange. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on October 19, 1998, unless extended.

         On September 17, 1998, the Company issued a press release relating to the Exchange Offer. A copy of the press release is filed herewith as Exhibit
99.1 and is hereby incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

EXHIBIT
NUMBER            DESCRIPTION

4.1               Offering Circular described in Item 5 above

99.1              Press Release dated September 17, 1998



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   UGLY DUCKLING CORPORATION
                                                           (Registrant)



                                                By __________________________
                                                            (Signature)

                                                   Steven P. Johnson
                                                   Senior Vice President

Date  September 17, 1998

                                EXHIBIT INDEX


EXHIBIT
NUMBER           DESCRIPTION
-------          -----------

4.1              Offering Circular described in Item 5

99.1             Press Release dated September 17, 1998